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                                                                    Exhibit 99.p

                          GLADSTONE CAPITAL CORPORATION

                             SUBSCRIPTION AGREEMENT

                                  May 30, 2001


Board of Directors
Gladstone Capital Corporation
1750 Tysons Boulevard, 4th Floor
McLean, Virginia  22102

Gentlemen:

         The undersigned David Gladstone (the "PURCHASER") hereby offers to subscribe for six hundred fifty-two thousand six hundred thirty-one (652,631) shares of the common stock, $.001 par value per share, of GLADSTONE CAPITAL CORPORATION, a Maryland corporation (the "CORPORATION"), in exchange for an aggregate purchase price of Six Hundred Fifty-Two Thousand Six Hundred Thirty-One Dollars ($652,631).

         In connection with the issuance and sale to the Purchaser of the foregoing shares of the common stock of the Corporation, the Purchaser hereby represents, acknowledges and agrees as follows:

         The Purchaser represents that such shares and any securities issued hereafter with respect to such shares (collectively, the "RESTRICTED SHARES") will be held for investment only and are not being acquired with a view toward their distribution within the meaning of the Securities Act of 1933, as amended (the "ACT"), and the rules, regulations and interpretations of the Securities and Exchange Commission (the "COMMISSION") promulgated thereunder.

         The Purchaser understands that the Restricted Shares have not been registered under the Act and agrees not to offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares in any way that will render the transaction in which the Restricted Shares will be issued no longer an exempt transaction under the Act; and the Purchaser further agrees not to offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares unless such shares have been registered under the Act and such registration is effective at the time of the disposition of such shares, or the Corporation has received the written opinion of its counsel that such registration is not required by the Act as then in effect with respect to the proposed sale, transfer or other disposition or that such transaction complies with the rules, regulations and interpretations of the Commission.

         The Purchaser further agrees that the certificate representing the Restricted Shares shall bear substantially the following legends:

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                  The securities evidenced by this certificate have
                  not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if in the opinion of counsel for the issuer hereof, an exemption from registration is available therefor.

         The Purchaser hereby confirms and states that it has been advised by the Corporation that the Restricted Shares have not been registered under the Act and that consequently the Restricted Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

         The Purchaser also confirms and states that the Corporation has furnished the Purchaser with such information concerning the Corporation that the Purchaser has deemed material to its decision to purchase the Restricted Shares or has afforded to the Purchaser access to such information. The Purchaser further states that the Corporation has not manifested any present intention of registering, for resale by the Purchaser, any of the Restricted Shares and that the Corporation has no obligation to the Purchaser to so register or to make any exemption from registration available for such resale.

         The Purchaser also agrees to indemnify the Corporation against and hold it harmless from all liability, costs and expenses (including reasonable attorneys' fees) imposed upon it by reason of any violation by the Purchaser of the provisions hereof.

         The benefits and the obligations hereof shall inure to and be binding upon the Purchaser and the Corporation and their respective successors and assigns, and shall be applicable to all the Restricted Shares, adjusted for stock splits, stock dividends, merger, consolidation, reclassification or exchange of the Restricted Shares.


                            [SIGNATURE PAGE FOLLOWS]

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                                    Very truly yours,
                                    DAVID J. GLADSTONE
                                    PURCHASER

                                    Address: 1161 Crest Lane
                                             McLean, Virginia 22102

                                    Fax:     __________________________________
                                    Phone:  (703) 276-0305
                                    E-Mail:  dgladstone@att.net

                                    /s/ David Gladstone
                                    ___________________________________________
                                    Signature

                                    Aggregate Shares Purchased: 652,631

                                    Aggregate Purchase Price: $652,631








    [SIGNATURE PAGE TO GLADSTONE CAPITAL CORPORATION SUBSCRIPTION AGREEMENT]